EXHIBIT 1.8

(GOVERNMENT CREST)                                               NUMBER:  219019
BRITISH
COLUMBIA

                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME

                                   COMPANY ACT

                              I HEREBY CERTIFY THAT

                          PARKSIDE 2000 RESOURCES CORP.

                        has this day changed its name to

                                AMADOR GOLD CORP.


(GOVERNMENT SEAL)


                              ISSUED UNDER MY HAND AT VICTORIA, BRITISH COLUMBIA
                                               ON MAY 16, 2003

                                       BY:  /s/ John S. Powell
                                       REGISTRAR OF COMPANIES
                                       PROVINCE OF BRITISH COLUMBIA
                                       CANADA